SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: January 16, 2001

                              UnitedGlobalCom, Inc.
               (Exact Name of Registrant as Specified in Charter)

      Delaware                  0-21974                   84-1116217
  (State or other            (Commission                (IRS Employer
  jurisdiction of            File Number)               Identification #)
  incorporation)


             4643 South Ulster Street, Suite 1300, Denver, CO 80237
                     (Address of Principal Executive Office)

                                 (303) 770-4001
              (Registrant's telephone number, including area code)



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ITEM 5.   OTHER EVENTS.
----------------------

         On January 16, 2001, UnitedGlobalCom, Inc. ("United") announced the commencement of a consent solicitation with respect to its 10 3/4% Senior Secured Discount Notes due 2008 (the "Notes"). As of the close of business on January 16, 2001, United is soliciting the consent of the holders of the Notes in order to facilitate certain transactions with Liberty Media Corporation ("Liberty"), Liberty Media International, Inc. and United Pan-Europe Communications, Inc., whereby a newly formed corporation ("New United") will acquire all of the capital stock of United, as well as certain interests in international broadband distribution and programming assets of Liberty.

         The consent of the holders of the Notes will allow the transactions to be consummated in a manner preferred by United. If the requisite number of consents is received, the waivers and amendments consented to will be binding on all holders of the Notes, including non-consenting holders. If the requisite number of consents is not received, United will consummate the transactions using a structure that does not require the consent of the holders of the Notes. Subject to regulatory approval, United expects that the transactions will close by the end of the first quarter but no later than the second quarter of 2001.

         Consents will be solicited on the terms and conditions set forth in a Consent Solicitation Statement and accompanying Consent Letter to be provided to the holders of the Notes. The consent solicitation will expire at 5:00 p.m. New York City time on January 29, 2001, unless extended or earlier terminated as contemplated by the Consent Solicitation Statement.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
-------------------------------------------

(c)      Exhibits

99.1     Press Release, dated January 16, 2001.






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

                                  UNITEDGLOBALCOM, INC.



DATE:  January 25, 2001           By:/s/ Valerie L. Cover
                                     ----------------------------------
                                         Valerie L. Cover
                                         Controller and Vice President

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                                 EXHIBIT INDEX

EXHIBIT
NUMBER          DESCRIPTION
-------         -----------

99.1            Press Release, dated January 16, 2001